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                                                                    EXHIBIT 10.3

                                CHATTEL MORTGAGE

                          TEBEREBIE GOLDFIELDS LIMITED
                                  ("MORTGAGOR")
                                       AND
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                  ("MORTGAGEE")


                              DATED APRIL 23, 1996

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
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                                TABLE OF CONTENTS

Section                                                                                              Page
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
1.       General Definitions......................................................................      1
2.       Consideration............................................................................      3
3.       Mortgage.................................................................................      3
4.       Restrictions on Dealing with Secured Property............................................      3
5.       Insurance Covenants......................................................................      4
6.       Other Covenants by Mortgagor.............................................................      4
7.       Mortgagee's Right to Rectify.............................................................      5
8.       Mortgagee's Right to Enter...............................................................      5
9.       Representations and Warranties...........................................................      5
10.      Default..................................................................................      6
11.      Appointment of Receiver..................................................................      7
12.      Powers of Receiver.......................................................................      7
13.      Powers of Mortgagee and Exclusion of Statutory Notices...................................      8
14.      Costs, Charges, Expenses and Indemnities.................................................      8
15.      Application of Money.....................................................................      9
16.      Reassignment.............................................................................     10
17.      Preservation of Mortgagee's Rights.......................................................     10
18.      Power of Attorney........................................................................     12
19.      Notices..................................................................................     12
20.      Liens and Assignment.....................................................................     12
21.      Miscellaneous............................................................................     12
22.      Governing Law, Jurisdiction and Services of Process......................................     14
23.      Counterparts.............................................................................     15

Schedule 1........................................................................................     16
Schedule 2........................................................................................     17
Execution Page....................................................................................     18

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                                CHATTEL MORTGAGE

         This deed is made on April 23, 1996, between TEBEREBIE GOLDFIELDS
LIMITED having its principal office at P.O. Box 6, Tarkwa - Wassaw, Ghana (West
Africa), and CATERPILLAR FINANCIAL SERVICES CORPORATION, a corporation subsisting pursuant to the laws of the State of Delaware, USA with offices located at 3322 West End Avenue, Nashville, Tennessee 37203, USA ("Mortgagee").

1.  GENERAL DEFINITIONS

         1.1 DEFINED TERMS. When used herein, the following terms shall have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa and statute references herein refer to the statutes of the Republic of Ghana unless otherwise stated):

         ACKNOWLEDGMENT means an acknowledgment in the form of Schedule 2.

         AFFILIATE means any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the relevant party; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the relevant party; (iii) 5% or more of the voting stock (or in the case of a Person which is not a corporation or a limited liability company, 5% or more of the equity interest) of which is beneficially owned or held by the relevant party or a Subsidiary of the relevant party, or (iv) another entity which is related to the first within the meaning of the Companies Code 1963 (Act 179). For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

         COLLATERAL SECURITY means a present or future Lien (other than this mortgage) or indemnity given by the Mortgagor or another person to secure or otherwise provide for the payment of the Secured Money including, without limitation, the documents identified in Item 1 of Schedule 1.

         BUSINESS DAY means a day other than (i) a Saturday or Sunday, or (ii) a day on which banks are authorized by law to be closed in New York, New York, U.S.A.

         DOLLARS and the sign $ shall mean the currency of the United States of America.

         EVENT OF DEFAULT has the meaning given to it in Clause 10.

         FUTURE SECURITY means the chattels in respect of which the Mortgagor deposits Acknowledgments with the Mortgagee after the date of this mortgage.

         INSOLVENCY EVENT means the happening of any of these events: (a) an application is made to a court for an order or an order is made that a body corporate be wound up, and such application or order is not withdrawn, appealed or dismissed within ninety (90) days of the issuance thereof; (b) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate, or one of them is appointed, whether or not under an order and such application or appointment is not withdrawn or dismissed within ninety (90) days thereof; (c) except to reconstruct or amalgamate while solvent on terms approved by the Mortgagee, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a
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reorganization, moratorium or other administration involving any of them; (d) a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Mortgagee or is otherwise wound up or dissolved; (e) a body corporate is or states that it is insolvent; (f) as a result of the operation of The Bodies Corporate (Official Liquidation) Act 1963
(Act 180), a body corporate is taken to have failed to comply with a statutory demand; (g) a body corporate is or makes a statement from which it may be reasonably deduced by the Mortgagee that the body corporate is, the subject of an event described in The Bodies Corporate (Official Liquidation) Act 1963 (Act
180); (h) a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate; (i) a person becomes an insolvent under administration as defined in The Bodies Corporate (Official
Liquidation) Act 1963 (Act 180) or action is taken which could result in that event; or (j) anything analogous or having a substantially similar effect to any of the events specified above (taking into consideration any cure period described therein) happens under the law of any applicable jurisdiction.

         LIEN means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, or any, lease, license, easement, assignment or right of any agreement to create any of them or allow them, or any of them, to exist.

         MORTGAGEE means Caterpillar Financial Services Corporation or such other person who is nominated from time to time by Caterpillar Financial
Services Corporation by notice to the Mortgagor as "Mortgagee".

         PERMITTED LIENS means any Lien that is specifically permitted under this mortgage, or, with respect to specific Secured Property, a Lien specifically permitted with regard to that Secured Property by an agreement between Mortgagor and Mortgagee, including without limitation, the agreements or other documents representing the obligations secured thereby.

         PERSON means an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

         PRESENT SECURITY means the chattels specified in Item 2 of Schedule 1.

         RECEIVER means a person or persons appointed under or by virtue of this mortgage as receiver or receiver and manager.

         SECURED MONEY means monies payable as consideration for the Secured
Property together with interest thereon and charges in relation thereto.

         SECURED PROPERTY means the Present Security and the Future Security. A reference to Secured Property includes any part of it.

         SUBSIDIARY means any corporation or limited liability company of which the Borrower owns more than 50% of its securities, provided the ownership of such securities, in the absence of contingencies, entitles the Borrower to elect a majority of the directors of such corporation or limited liability company, or another entity which is a subsidiary of the first within the meaning of the Companies Code 1963 (Act 179).

         TAXES means any present or future taxes, levies, imposts, duties, fees,


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assessments, deductions, withholdings or other charges of whatsoever nature
(excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof on Lender and except an amount payable under a covenant or stipulation which is void under the Income
Tax Decree 1975 (SMCD5)), that may now or hereafter be imposed or asserted by any jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties or similar liabilities with respect thereto.

         1.2 CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and
"hereunder" and other words of similar import refer to this mortgage as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to this mortgage, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. A reference to any thing (including, without limitation, the Secured Money, or any other amount and the Secured Property) is a reference to the whole and each part of it and a reference to a group of persons (including, without limitation, the Mortgagor) is a reference to all of them collectively, to any two or more of them collectively and to each of them individually.

2.  CONSIDERATION

         The Mortgagor acknowledges giving this mortgage and incurring obligations and giving rights under this mortgage for valuable consideration received from the Mortgagee.

3.  MORTGAGE

         3.1 As security for the due repayment of the Secured Money, the Mortgagor as legal and beneficial owner: (a) assigns to the Mortgagee the Present Security by way of legal mortgage; and (b) agrees to assign to the Mortgagee, from the time of a deposit made under Clause 3.2, all of the Future
Security the subject of that deposit by way of legal mortgage.

         3.2 The Mortgagor agrees that any deposit of an Acknowledgment referred to in the definition of Future Security will, without the necessity for any further act, operate as an assignment to the Mortgagee of the Future Security referred to in the Acknowledgment by way of legal mortgage on the same terms as this mortgage, and that the mortgage will operate as security for the due repayment of the Secured Money.

4.  RESTRICTIONS ON DEALING WITH SECURED PROPERTY

         4.1 In addition to any provisions of any other agreement between the Mortgagor and the Mortgagee relating to the Secured Property, the Mortgagor may not, without the prior written consent of the Mortgagee: (a) dispose of, or part with possession of, any interest in the Secured Property; (b) create or allow to come into existence any Lien on the Secured Property other than a Permitted
Lien; or (c) remove the Secured Property from Ghana.

         4.2 If the Mortgagee grants the Mortgagor consent under Clause 4.1, for whatever reason, the Mortgagor acknowledges that such consent shall not operate in any way to release or diminish the Mortgagor's obligations under this Chattel
Mortgage in relation to the Secured Property.


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5.  INSURANCE COVENANTS

         5.1 The Mortgagor agrees to keep the Secured Property insured to the extent required under the note, loan agreement or other similar document or agreement between the Mortgagor and the Mortgagee relating to such Secured
Property, and further agrees to not do or suffer to be done anything which could reasonably be expected to prejudice any insurance and immediately rectify anything which might prejudice any insurance and reinstate the insurance if it lapses.

         5.2 The Mortgagee may, but the Mortgagor may not without the consent of the Mortgagee, enforce, conduct, settle or compromise claims under any policy of insurance required by, or referenced in, Clause 5.1, to the extent that such policy covers the Secured Property; provided that the Mortgagor may enforce, conduct, settle or compromise claims under any such policy without Mortgagee's consent to the extent that such actions do not affect the coverage on the Secured Property, or any claims or potential claims relating thereto.

6.  OTHER COVENANTS BY MORTGAGOR

         6.1 AFFIRMATIVE COVENANTS. The Mortgagor agrees to: (a) keep the
Secured Property in good working order and condition; (b) protect the Secured
Property from theft, loss or damage; (c) comply on time with all its obligations in connection with the Secured Property including, without limitation, laws and requirements and orders of authorities; (d) comply on time with all its obligations in connection with any agreement which imposes an obligation to pay the Secured Money; (e) comply on time with all its obligations in connection with any Lien over the Secured Property other than this mortgage; (f) at the Mortgagee's request, deliver to the Mortgagee receipts for payments referred to in this Clause 6.1; (g) comply on time with terms attaching to any approval or consent given by the Mortgagee in connection with this mortgage; (h) give promptly to the Mortgagee the information and documents which the Mortgagee requests from time to time in connection with this mortgage or the Secured
Property; (i) notify the Mortgagee promptly after it occurs of full details of an Event of Default or an event which with the giving of notice, lapse of time or fulfillment of any condition would be likely to become an Event of Default, and the steps taken to remedy it; (j) obtain and renew on time and comply with the terms of each authorization necessary to enter into this mortgage, observe obligations under it and allow it to be enforced; (k) notify the Mortgagee promptly if any representation or warranty made or taken to be made by or on behalf of the Mortgagor in connection with this mortgage is found to be incorrect or misleading when made or taken to be made; (l) execute and deposit with the Mortgagee an Acknowledgment in the form of Schedule 2 herewith upon the Mortgagor taking or being entitled to take legal and beneficial title to any Future Security; and (m) at the request of Mortgagee, deposit with the Mortgagee immediately or as soon as the Mortgagor receives them anything evidencing a Lien on the Secured Property and any document of title given to the Mortgagor to secure the payment of a monetary obligation to the Mortgagor relating to the Secured Property and any documents of title relating to the Secured Property.

         6.2 NEGATIVE COVENANTS. The Mortgagor may not: (a) increase or allow to be increased the amount secured by a Lien in the Secured Property other than this mortgage; (b) do or omit to do anything or knowingly permit or cause anything to be done or omitted which could mean in the reasonable opinion of the Mortgagee that the Secured Property, this mortgage or a Collateral Security is or is likely to become materially lessened in value or prejudicially affected, other than the ordinary use of the Secured Property by the Mortgagor and other than relating to such decrease in value or prejudicial

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effect that is reasonably likely to be covered by the insurance provided for herein; or (c) without the Mortgagee's consent, affix the Secured Property to any land.

         6.3 FURTHER ASSURANCES. The Mortgagor agrees to: (a) execute in favor of the Mortgagee, or as the Mortgagee directs, and in form stipulated by the Mortgagee, further documents; and (b) take any action and do any thing the Mortgagee requests to enable the Mortgagee to exercise its rights in connection with the Secured Property. The Mortgagee or an authorized officer of the Mortgagee may fill in any blanks in this mortgage and complete in favor of the Mortgagee or anyone purchasing under the powers given by this mortgage any instrument executed by or on behalf of the Mortgagor in blank and deposited with the Mortgagee in connection with this mortgage.

         6.4 REGISTRATION. The Mortgagee may register this mortgage at the Mortgagor's expense as a mortgage on any appropriate register. The Mortgagor agrees to procure execution of all documents required by the Mortgagee which are necessary to register this mortgage.

7.  MORTGAGEE'S RIGHT TO RECTIFY

         The Mortgagee may do anything which should have been done by the Mortgagor under this mortgage but which has not been done or which the Mortgagee considers has not been done properly.

8.  MORTGAGEE'S RIGHT TO ENTER

         8.1 A person authorized by the Mortgagee may enter at all times on land or buildings owned or occupied by the Mortgagor to: (a) inspect the condition of the Secured Property; (b) determine whether the terms of this mortgage are being complied with; (c) inspect and take copies of records relating to the Secured
Property; (d) investigate the affairs and financial position of the Mortgagor;
(e) exercise the rights of the Mortgagee under Clause 7.

         8.2 The Mortgagee agrees to give the Mortgagor reasonable notice of entry. The Mortgagor agrees to give the person authorized to enter reasonable assistance including, without limitation, obtaining any necessary consent.

9.  REPRESENTATIONS AND WARRANTIES

         9.1 The Mortgagor represents and warrants that: (a) it is the beneficial owner of and has good title to the Secured Property free from any Lien other than Permitted Liens; (b) it has power to enter into and observe its obligations under this mortgage; (c) it has in full force and effect the authorizations necessary to enter into this mortgage, observe obligations under it, and allow it to be enforced; (d) its obligations under this mortgage are valid and binding and are enforceable against it in accordance with its terms;
(e) this mortgage and the transactions under it do not contravene its constituent documents (when the Mortgagor is a company) or any law, regulation or official directive or any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or, when the Mortgagor is a company, the powers of its directors, to be exceeded; (f) it has fully disclosed in writing to the Mortgagee all facts relating to the Mortgagor, this mortgage, the Secured Property and anything in connection with them which are material to the assessment of the nature and amount of the risk undertaken by the Mortgagee in entering into this mortgage and doing anything in connection with it; (g) no Event of Default or event which with the giving of notice, lapse of time or fulfillment of any condition would be likely to become an Event of Default continues unremedied; (h) it does not hold any interest in the Secured
Property as a trustee; and (i) the Secured Property is


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not affixed to any land.

         9.2 These representations and warranties are taken to be also made: (a) on each date on which the Mortgagor acquires Secured Property; and (b) on each date on which the Mortgagee provides funds to Mortgagor under a loan agreement or other financial accommodation involving Secured Property.

10.  DEFAULT

         An Event of Default occurs if:

         (a) the Mortgagor does not pay any of the Secured Money on time and in the manner required under any agreement which imposes the obligation to pay it, or there is any other default constituting an event of default, or which with the passing of time or the giving of notice would become a default or an event of default, or any term or provision is not complied with by Mortgagor, under any such agreement; or

         (b) the Secured Money becomes prematurely payable or can be rendered prematurely payable by the giving of notice, lapse of time or fulfillment of any condition; or

         (c) distress is levied or a judgment, order or Lien is enforced, or becomes enforceable against any property of the Mortgagor, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition; or

         (d) a representation or warranty made or taken to be made by or on behalf of the Mortgagor in connection with this mortgage is found or is notified by the Mortgagor to be incorrect or misleading in any material respect when made or taken to be made; or

         (e) the Mortgagor or any of its Subsidiaries takes action to reduce its capital or buy back any of its ordinary shares or passes a resolution referred to in section 75(1) of the Companies Code 1963 (Act 179), in each case without the consent of the Mortgagee; or

         (f) a person is appointed under legislation to investigate or manage any part of the affairs of the Mortgagor or any of its Subsidiaries; or

         (g) this mortgage: (i) is or becomes wholly or partly void, voidable or unenforceable, or is claimed to be so; or (ii) loses the priority which it has at or after the date of this mortgage (other than by an act or omission of the Mortgagee) or a claim to that effect is made in either case, by the Mortgagor, any of its Related Entities, anyone on behalf of any of them or anyone who claims to have an interest in the Secured Property; or

         (h) an undertaking given to the Mortgagee or its solicitors by the Mortgagor or another person in connection with this mortgage or an agreement in connection with the Secured Money is breached or not wholly performed within the period specified in the undertaking or, if no period is specified, within seven days from the date of the undertaking; or

         (i) in the reasonable opinion of the Mortgagee: (i) the value to the Mortgagee of this mortgage is materially and adversely affected; or (ii) any of the Secured Property is in jeopardy, other than as a result of any act or omission of the Mortgagee, and in each such case, the adverse effect or jeopardy is not reasonably likely to be covered by insurance carried by the Mortgagor as provided for herein; or


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         (j) the Mortgagor attempts to create or allows to exist a Lien over the
Secured Property (other than a Permitted Lien) or a Lien (other than a Permitted
Lien) comes into existence over the Secured Property; or

         (k) the Mortgagor does not observe any other obligation under this mortgage and, if the non-observance can be remedied, does not remedy the non-observance within seven days.

11.  APPOINTMENT OF RECEIVER

         At any time after and during an Event of Default, the Mortgagee may appoint a person or persons as receiver or receiver and manager of all or part of the Secured Property. The Mortgagee may remove a Receiver so appointed, and, if a Receiver is removed, retires or dies, then the Mortgagee may appoint a new
Receiver. A Receiver is the agent of the Mortgagor unless the Mortgagee notifies the Mortgagor that the Receiver is to act as the agent of the Mortgagee. The
Mortgagor is solely responsible for anything done or not done by the Receiver, and for the Receiver's remuneration. The Mortgagee may fix the remuneration of a Receiver at an amount or rate of commission agreed between the Mortgagee and the Receiver or, in the absence of agreement, at an amount or rate determined by the Mortgagee. If two or more persons are appointed as Receiver of the same part of the Secured Property, the Mortgagee may provide that their rights, powers and remedies vest in them jointly and severally, or jointly. The power to appoint a Receiver or manager over all of the Secured Property may be exercised whether or not a Receiver has already been appointed over part of it.

12.  POWERS OF RECEIVER

         In addition to powers conferred by other provisions of this mortgage, by statute or by the terms of appointment, the Receiver may do one or more of the following unless they are specifically excluded by the terms and provisions of appointment or statute in the manner and on terms (in addition to any terms expressly specified below) which the Receiver considers necessary (and the Mortgagee may vary these powers at any time by notice given to the Mortgagor and the Receiver): (a) take possession of, have access to and make use of the Secured Property as often as the Receiver deems expedient; (b) receive rents and profits derived from the Secured Property; (c) exercise the rights, powers and remedies of the Mortgagor over, in connection with or comprising part of the Secured Property; (d) subject to obligations imposed by law, sell or agree to sell the Secured Property on any terms, including without limitation, at public or private sale, in lots, otherwise in accordance with Mortgagee's instructions, or any other method permitted by applicable law; (e) obtain the benefit of any agreement, entered into by the Mortgagor and relating to the Secured Property
(including without limitation, by specific performance), whether or not the agreement is entered into in the exercise of the rights, powers and remedies conferred by this mortgage; (f) institute, conduct, defend, submit to arbitration, settle, compromise or defer in the name of the Mortgagor or otherwise on any terms, any proceeding, claim, question or dispute in connection with the Secured Property or this mortgage and execute releases or other discharges in connection with them; (g) delegate the Receiver's powers including this power of delegation to any person for any period; (h) alter, improve, provide services to, insure, and maintain the Secured Property; (i) lease or license, end, renew, surrender, or accept the surrender of a lease or license of, the Secured Property, and compromise with or make concessions to lessees or licensees, or agree to do any of these things, for any period and on any terms;
(j) give a person an option to purchase, lease or license the Secured Property on any terms; (k) surrender or transfer the Secured Property to any person; (l) do anything which should have been done by the Mortgagor under this mortgage but which has not been done or


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
which the Receiver considers has not been done properly; (m) secure money advanced by Mortgagee and relating to the powers hereunder by a Lien over the
Secured Property so that the Lien ranks in priority to, equally with, or after this mortgage; (n) employ or engage persons (including, without limitation, employees of the Receiver and consultants and professional advisers) in connection with the powers conferred on the Receiver by this Clause 12; (o) do or cause to be done anything to protect the priority of this mortgage, to protect the Mortgagor's or the Mortgagee's estate or interest in the Secured
Property, to enforce this mortgage, to recover the Secured Money or to protect or enhance the Secured Property; (p) expend money or incur liabilities in exercising the powers conferred on the Receiver by this Clause 12.

13.  POWERS OF MORTGAGEE AND EXCLUSION OF STATUTORY NOTICES

         13.1 At any time after an Event of Default the Mortgagee, in addition to powers conferred by other provisions of this mortgage or by law, may exercise any of the powers set out or referred to in Clause 12 each of which is to be construed as if the reference to the Receiver were a reference to the Mortgagee and whether or not a Receiver has been or could be appointed under this mortgage.

         13.2 If either the Mortgagee or a Receiver exercises its rights under this mortgage, exercises its rights conferred by law or takes possession of the Secured Property, then neither of them is liable to account as mortgagee in possession.

         13.3 The Mortgagee may give up possession of the Secured Property at any time.

         13.4 The Mortgagee or a Receiver need not give notice or a demand to the Mortgagor or allow time to elapse before exercising a right, power or remedy under this mortgage or conferred by law, unless notice or demand or a lapse of time is required by a law which cannot be excluded. If the law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right, power or remedy under this mortgage or conferred by law may be exercised, then: (a) when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must be permitted by the Mortgagee; or (b) when the law provides that a period of notice or lapse of time may be stipulated or fixed by this mortgage, one day is stipulated and fixed as that period of notice or lapse of time and, without limitation, where applicable, one day is stipulated and fixed as the period of notice or lapse of time during which:

                           (i) default must continue before a notice is given or
requirement otherwise made for payment of the Secured Money or the observance of obligations under this mortgage; and

                           (ii) a notice or requirement for payment of the
Secured Money or the observance of obligations under this mortgage must remain not complied with before the Mortgagee's rights, powers or remedies may be exercised.

14.  COSTS, CHARGES, EXPENSES AND INDEMNITIES

         14.1 The Mortgagor agrees to pay or reimburse the Mortgagee on demand for: (a) the costs, charges and expenses of the Mortgagee in connection with any consent, exercise or non-exercise of rights (including, without limitation, in connection with the contemplated or actual enforcement or preservation of any rights under this mortgage), waiver, variation, release, discharge or production of documents in connection with this mortgage or the

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
Secured Property; (b) taxes and fees (including, without limitation, registration fees) and fines and penalties in respect of fees, which may be payable or determined to be payable in connection with this mortgage or a payment or receipt or any other transaction contemplated by this mortgage; (c)
costs, charges and expenses of the Mortgagee in connection with any inquiry by any authority involving the Mortgagor or any of its Related Entities, including in each case, without limitation, any costs or other charges of any agent of the
Mortgagee, any Receiver or any attorney appointed under this mortgage.

         14.2 The Mortgagor agrees to pay the Mortgagee an amount equal to any liability, loss, costs, charges or expenses of the kind referred to in this Clause 14 suffered or incurred by any Receiver or other controller (as defined in the Corporate Laws of either the United States of America or the Republic of Ghana) appointed under or by virtue of this mortgage or any attorney appointed under this mortgage, or any employee, officer, agent or contractor of the Mortgagee.

         14.3 If a judgment, order or proof of debt in connection with the Secured Money is expressed in a currency other than the currency in which the Secured Money is due, then the Mortgagor indemnifies the Mortgagee against: (a) any difference arising from converting the other currency if the spot rate of exchange for converting the other currency into the due currency available to the Mortgagee when the Mortgagee receives a payment in the other currency is less favorable to the Mortgagee than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and (b) the costs of conversion. The Mortgagor acknowledges that it may be necessary to convert the other currency through more than one currency to ascertain the spot rate of exchange available to the Mortgagee.

         14.4 Anything which the Mortgagor is required to do under this mortgage must be done at the Mortgagor's cost.

15.  APPLICATION OF MONEY

         15.1 To the extent permitted by law, money received in connection with this mortgage is to be applied (after satisfaction of claims taking priority over this mortgage) as follows: (a) first, towards satisfaction of amounts which become owing or payable under Clause 14 (except the Receiver's remuneration, if any); (b) second, towards satisfaction of the Receiver's remuneration; (c) third, towards satisfaction of the balance of the Secured Money in the manner and order which the Mortgagee determines in its absolute discretion; and (d) fourth, to the extent not otherwise applied, to the Mortgagor or any other person entitled to it. In particular, the Mortgagee may pay the balance of the money to a person with a subsequent Lien in the Secured Property whether registered or not, or may pay it into court by way of interpleader without incurring liability to the Mortgagor.

         15.2 Money available for application under Clause 15.1(d) will not bear interest. The Mortgagee may discharge its liability to account for it by crediting it to an account in its books in the name of the person to whom it is payable, or by paying it into court.

         15.3 In an application of money under Clause 15.1 the Mortgagor is to be credited only with so much of that money as is actually received by the Mortgagee. The credit dates from the time of receipt. This provision applies even if in exercising a power of sale the Mortgagee or a Receiver transfers the Secured Property and takes a Lien to secure the unpaid balance of purchase money.

                                        9

         15.4 If during the currency of a notice under Clause 13.4: (a) an installment of principal or interest forming part of the Secured Money falls due for payment by the Mortgagor; and (b) the Mortgagee receives money or allows a credit under this mortgage, then the Mortgagee may apply that money or credit first in satisfaction of the installment, and second toward satisfaction of money specified in the notice.

16.  REASSIGNMENT

         The Mortgagee agrees to execute a reassignment of the Secured Property to the Mortgagor at the request of the Mortgagor on payment of all of the Secured Money.

17.  PRESERVATION OF MORTGAGEE'S RIGHTS

         17.1 The liabilities under this mortgage of the Mortgagor and the rights under this mortgage of the Mortgagee, a Receiver or an attorney appointed under this mortgage are not affected by anything which might otherwise have that effect at law or in equity including, without limitation, one or more of the following (whether occurring with or without the consent of a person): (a) the Mortgagee or another person granting time or other indulgence (with or without the imposition of an additional burden) to, compounding or compromising with, or wholly or partially releasing the Mortgagor or another person in any way; (b) laches, acquiescence, delay, acts, omissions or mistakes on the part of the Mortgagee or another person or both the Mortgagee and another person; (c) any variation or novation of a right of the Mortgagee or another person, or material alteration of a document, in respect of the Mortgagor or another person including, without limitation, an increase in the limit of or other variation in connection with the Secured Money; (d) the transaction of business, expressly or impliedly, with for or at the request of the Mortgagor or another person; (e) changes which from time to time may take place in the membership, name or business of a firm, partnership, committee or association whether by death, retirement, admission or otherwise whether or not the Mortgagor or another person was a member; (f)the loss or impairment of a Collateral Security or a negotiable instrument; (g) a Lien being void, voidable or unenforceable; (h) a person dealing in any way with a Lien, guarantee, judgment or negotiable instrument (including, without limitation, taking, abandoning or releasing (wholly or partially), realizing, exchanging, varying, abstaining from perfecting or taking advantage of it); (i) the death of any person or an Insolvency Event occurring in respect of any person; (j) a change in the legal capacity, rights or obligations or a person; (k) the fact that a person is a trustee, nominee, joint owner, joint venturer or a member of a partnership, firm or association; (l) a judgment against the Mortgagor or another person; (m) the receipt of a dividend after an Insolvency Event or the payment of a sum or sums into the account of the Mortgagor or another person at any time (whether received or paid jointly, jointly and severally or otherwise); (n) any part of the Secured Money being irrecoverable; (o) an assignment of rights in connection with the Secured Money; (p) the acceptance of repudiation or other termination in connection with the Secured Money; (q) the invalidity or unenforceability of an obligation or liability of a person other than the Mortgagor; (r) invalidity or irregularity in the execution of this mortgage by the Mortgagor or any deficiency in the powers of the Mortgagor to enter into or observe its obligations under this mortgage; (s) the opening of a new account by the Mortgagor with the Mortgagee or another person or the operation of a new account; (t) any obligation of the Mortgagor or any other person being discharged by operation of law or otherwise; or (u) property secured under a Lien being forfeited, extinguished, surrendered, resumed or determined.

         17.2 The Mortgagee's right to payment of the Secured Money arising in any way (including, without limitation, under a negotiable instrument or another contract with the Mortgagor) does not merge with the Mortgagor's undertaking to pay the Secured Money under this mortgage.

         17.3 This mortgage does not merge with, postpone, lessen or otherwise prejudicially affect any other Lien to which the Mortgagee is entitled.

         17.4 The Mortgagee will hold a judgment or order which the Mortgagee obtains against the Mortgagor in respect of the Secured Money collaterally with this mortgage. This mortgage will not merge in the judgment or order.

         17.5 The Mortgagee may demand payment of the Secured Money and exercise its rights, powers and remedies under this mortgage even if a negotiable instrument, security, contract or other obligation relating to the Secured Money is still current or has not fallen due.

         17.6 This mortgage is a continuing security despite any intervening payment, settlement of account or other thing until a release has been executed and given to the Mortgagor.

         17.7 This mortgage does not affect a Collateral Security or any other right, power or remedy of the Mortgagee at law or in equity.

         17.8 Until this mortgage is released in respect of the relevant Secured Property the Mortgagee is entitled to retain all instruments and documents of title deposited under Clause 6.1.

         17.9 The Mortgagee need not resort to any other Lien it holds for payment of the Secured Money before it resorts to this mortgage.

         17.10 A purchaser from, or other person dealing with, the Mortgagee, or any Receiver, or any attorney appointed under this mortgage or a person to whom is tendered for registration an instrument duly executed by any of them need not inquire: (a) whether the Secured Money is in fact owing or payable; (b) whether default has occurred; (c) whether a right, power or remedy which they have exercised or purported to exercise has been properly exercised; (d) whether a Receiver has been properly appointed; or (e) about any other thing in connection with the exercise or purported exercise of a right, power or remedy. The title of any person relying on this Clause 17.10 is not affected by express or constructive notice of anything in connection with the matters referred to in Clauses 17.10(a) to (e)(inclusive).

         17.11 The liability of the Mortgagor under this mortgage is not affected because: (a) any other person who was intended to become a co-surety or co-indemnifier for payment of the Secured Money has not done so or has not done so effectively; or (b) a person who is a co-surety or co-indemnifier for payment of the Secured Money is discharged under an agreement or under statute or a principle of law or equity.

         17.12 If a claim is made that all or part of a payment, obligation, settlement, transaction, conveyance or transfer in connection with the Secured Money is void or voidable under law relating to Insolvency Events or the protection of creditors or for any other reason and the claim is upheld, conceded or compromised then: (a) the Mortgagee is entitled immediately as against the Mortgagor to the rights in respect of the Secured Money to which it would have been entitled if all or that part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and (b) promptly on request from the Mortgagee, the Mortgagor agrees to immediately do any act and sign any document to restore to the Mortgagee any Lien or guarantee held by it from the Mortgagor immediately before that payment, obligation, settlement, transaction, conveyance or transfer.

18.  POWER OF ATTORNEY

         18.1 The Mortgagor irrevocably appoints the Mortgagee, each authorized officer of the Mortgagee, and each Receiver severally its attorneys.

         18.2 Each attorney may: (a) in the name of the Mortgagor or the attorney do anything which the Mortgagor may lawfully authorize an attorney to do in connection with this mortgage or the Secured Property or which in the attorney's opinion is necessary or expedient to give effect to any right, power or remedy conferred on the Mortgagee or a Receiver by this mortgage, by law or otherwise, (including, without limitation, executing deeds and instituting, conducting and defending legal proceedings); (b) delegate its powers (including, without limitation, this power of delegation) to any person for any period and may revoke a delegation; and (c) exercise or concur in exercising its powers even if the attorney has a conflict of duty in exercising its powers or has a direct or person interest in the means or result of that exercise of powers.

         18.3 The Mortgagor agrees to ratify anything done by an attorney or its delegate in accordance with Clause 18.2.

19.  NOTICES

         All communications under this mortgage shall be in writing and shall be mailed by first class mail, postage prepaid, or delivered by hand or transmitted by a telecommunications device capable of transmitting or creating a written record (but in all cases of telecommunication notices such notice must be immediately followed by mailing):

                  (a) if to the Mortgagee, at its address at 3322 West End Avenue, Nashville, Tennessee, 37203-0990, Attention: Global Accounts Operations Manager, Telephone No. (615) 386-5943 or Facsimile (615) 386-5950 or at such other address as it may have furnished in writing to the Mortgagor; or

                  (b) if to the Mortgagor, at its address at P.O. Box 6, Tarkwa, Republic of Ghana, West Africa Attention: Mr. Lucien Girard, (233) 362-357 or Facsimile (233) 362-273 or at such other address as it may have furnished in writing to the Mortgagee.

         Any notice so addressed and mailed by first class mail shall be deemed to be given when received or if mailed by registered or certified mail, five Business Days after being so mailed, and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when received by the Mortgagee or the Mortgagor, as the case may be.

20.  LIENS AND ASSIGNMENT

         The Mortgagor may not, without the consent of the Mortgagee, create or allow to exist a Lien over, or an interest in, this mortgage or assign or otherwise dispose of or deal with its rights under this mortgage. The Mortgagee at any time may do any of those things as the Mortgagee sees fit.

21.  MISCELLANEOUS

         21.1 CERTIFICATE. A certificate signed by the Mortgagee or its solicitors about a matter or about a sum payable to the Mortgagee in connection with this mortgage is sufficient evidence of the matter or sum stated in this certificate unless the matter or sum is proved to be false.

         21.2 EXERCISE OF RIGHTS. The Mortgagee, a Receiver or an attorney appointed under this mortgage may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the person does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the person to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The person with the right, power or remedy is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise or delay in exercising the right, power or remedy, whether or not caused by that person's negligence.

         21.3 WAIVER AND VARIATION. A provision of or a right created under this mortgage may not be waived or varied except in writing signed by the party or parties to be bound.

         21.4 SUPERVENING LEGISLATION. Any present or future legislation which operates to vary the obligations of the Mortgagor in connection with this mortgage, the Secured Money or the Secured Property with the result that the Mortgagee's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

         21.5 APPROVALS AND CONSENT. The Mortgagee, a Receiver or an attorney appointed under this mortgage may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this mortgage expressly provides otherwise.

         21.6 REMEDIES CUMULATIVE. The rights, powers and remedies provided in this mortgage are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this mortgage.

         21.7 SET-OFF. At its sole discretion the Mortgagee may apply (without notice) any credit balance in any currency in any account of the Mortgagor with the Mortgagee towards satisfaction of any amount then payable by the Mortgagor to the Mortgagee under this mortgage. The Mortgagor authorizes the Mortgagee in the name of the Mortgagor or the Mortgagee to do anything (including, without limitation, to execute any document) that is required for that purpose.

         21.8 INDEMNITIES. Each indemnity in this mortgage is a continuing obligation, separate and independent from the other obligations of the Mortgagor and survives termination of this mortgage. It is not necessary for the Mortgagee to incur expense or make payment before enforcing a right of indemnity conferred by this mortgage.

         21.9 TIME OF THE ESSENCE. Time is of the essence of this mortgage in respect of an obligation of the Mortgagor to pay money or perform any act or thing under this mortgage.

         21.10 CONFIDENTIALITY. The Mortgagee shall treat the information contained in the records, documents and other materials received from the Mortgagor that are both marked "Confidential" and are not otherwise available from another source as confidential information. The Mortgagee shall not disclose such confidential information to any other person except: (a) with the consent of the Mortgagor (which consent shall not to be unreasonably withheld);
(b) if required by law or required by any stock exchange; (c) in connection with legal proceedings (including any alternative dispute resolution proceedings) relating to this mortgage; (d) to an Affiliate, accountant, agent or advisor of the Mortgagee, provided such person or entity undertakes to observe this Clause 21.10; (e) to a potential assignee, participant or sub-participant of the Mortgagee's interests under this mortgage, provided such person or entity undertakes to observe this Section 21.10 except to the extent limited by Freedom of Information Act as it pertains to the U.S. Government and agencies thereof; or (f) to an insurance carrier covering political risk or other risks of the Lender associated with this mortgage.

         21.11 RECEIPTS. The receipt of a Receiver or an authorized officer of the Mortgagee releases the person paying money to the Receiver or the Mortgagee in connection with this mortgage from: (a) liability to inquire whether the Secured Money has become payable; (b) liability for the money paid or expressed to be received; and (c) being concerned to see to its application or being answerable or accountable for its loss or misapplication.

22.  GOVERNING LAW, JURISDICTION AND SERVICES OF PROCESS

         22.1. GOVERNING LAW. THE PARTIES HERETO HAVE EXPRESSLY AGREED THAT THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, PROVIDED, HOWEVER, THAT FOR ANY LEGAL ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS MORTGAGE IN THE COURTS OF THE REPUBLIC OF GHANA OR ANY POLITICAL SUBDIVISION THEREOF, THIS MORTGAGE SHALL BE DEEMED TO BE MADE UNDER THE LAWS OF THE REPUBLIC OF GHANA AND FOR SUCH PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF GHANA.

         22.2. SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS. The Mortgagor irrevocably agrees that any legal action or proceeding arising out of or relating to this mortgage may be instituted in the United Sates of America in any Federal or State court sitting in the State of Tennessee, and the Mortgagor irrevocably submits to the jurisdiction of these courts in any such action or proceeding. The Mortgagor irrevocably consents to such service upon it by the mailing of copies thereof by U.S. air mail or courier to the Mortgagor at its address set forth in Clause 19 of this mortgage. The foregoing provisions shall not limit the right of the Mortgagee to bring any such action or proceeding or to obtain execution on any judgment rendered in any such action or proceeding in any other appropriate jurisdiction or in any other manner. The Mortgagor agrees that final judgement against it in any legal action or proceeding arising out of or relating to this mortgage shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgement, a certified or exemplified copy of which judgment shall be conclusive evidence thereof and of the amount of its indebtedness, or by such other means provided by law.

         22.3. JURY TRIAL WAIVER. THE MORTGAGOR AND MORTGAGEE EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS MORTGAGE OR THE OBLIGATIONS OF MORTGAGOR RELATING HERETO. MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO MORTGAGEE ENTERING INTO THIS MORTGAGE AND THAT MORTGAGEE IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH MORTGAGOR. MORTGAGOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

23.  COUNTERPARTS

         This mortgage may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

EXECUTED as a deed.

SCHEDULE 1                 DETAILS

                  ITEM 1
                  (Clause 1.1 - definition of Collateral Security)

                  SPECIFICALLY IDENTIFIED COLLATERAL SECURITY:
                  No collateral security is specifically identified


                  ITEM 2
                  (Clause 1.1 - definition of Present Security)


                                                        Machine Serial           Engine Serial
Description of Chattel                                  No. of Chattel           No. of Chattel
- ----------------------                                  --------------           --------------
One New Caterpillar 785B Off-Highway Truck               6HK00507                  4WJ00670
One New Caterpillar 785B Off-Highway Truck               6HK00508                  4WJ00669
One New Caterpillar 785B Off-Highway Truck               6HK00509                  4WJ00671
One New Caterpillar 785B Off-Highway Truck               6HK00510                  4WJ00672
One New Caterpillar 5230 Hydraulic Excavator             7LL00044                  2PK00885
One New Driltech D245S Drill                             732098                    67U17377
One New Caterpillar  966F II Wheel Loader                9YJ02581                  13Z34964
One New Caterpillar 375 Hydraulic Excavator              6NK00131                  11N12998
One New Caterpillar D6H II Track-Type Tractor            4LG05680                  13Z34680
One New Caterpillar TH63 Telescopic Handler              3NN00442                  5HK34629
One Used Caterpillar D400D Articulated Truck             8TF00731                  11N06985
One Used Caterpillar D400D Articulated Truck             8TF00741                  11N06988
One Used Caterpillar D400D Articulated Truck             8TF00742                  11N07063
One Used Caterpillar D400D Articulated Truck             8TF00758                  11N01737

SCHEDULE 2        (Clause 2.1 - definition of Acknowledgment)

                  To:  [            ]
                       ("Mortgagee")

                  Date:


                                 ACKNOWLEDGMENT

         Under the mortgage ("Mortgage") dated [               ] between
Teberebie Goldfields Limited ("Mortgagor") and Caterpillar Financial Services Corporation ("Mortgagee") the Mortgagor notifies the Mortgagee and represents and warrants that:

1.  The following chattels constitute Future Security:

DESCRIPTION                SERIAL NO. OF CHATTEL                 LOCATION OF
OF CHATTEL                 (OR OTHER IDENTIFYING                   CHATTEL
                                        NUMBER)






2. The Future Security referred to in this Acknowledgment is fully paid for.

3. The Mortgagor is the legal and beneficial owner of and has good title to the Future Security referred to in this Acknowledgment free from Liens (other than Permitted Liens) other than the security granted in favor of the Mortgagee under the Mortgage.

Under Clause 3.2 of the Mortgage, the Mortgagor assigns to the Mortgagee the Future Security referred to in this Acknowledgment by way of legal mortgage.

We enclose:

(a) the contract documents relating to our purchase of the Future Security referred to in this Acknowledgment;

(b) the title documents in respect of the Future Security referred to in this Acknowledgment;

(c) a copy of all service and maintenance contracts entered into by the Mortgagor (or the Mortgagor's predecessor in title to the Future Security) in respect of the Future Security referred to in this Acknowledgment.

If any of the above are not enclosed we undertake to forward them to you as soon as we obtain possession of them. A term which has a defined meaning in the Mortgage has the same meaning as in the Mortgage when used in this Acknowledgment.

- ---------------------------------
For:

Execution Page

TEBEREBIE GOLDFIELDS LIMITED

BY:      /s/ William Allen
         -------------------------------------
TITLE:     Chief Financial Officer
         -------------------------------------
WITNESS: /s/
         -------------------------------------


CATERPILLAR FINANCIAL SERVICES CORPORATION

BY:      /s/ Ronald R. Rossmann
         -------------------------------------
TITLE:   Corporate Operations Manager
         -------------------------------------
WITNESS: /s/
         -------------------------------------